Exhibit 10.5

Tivic Health Systems Inc.

 RESTRICTED STOCK PURCHASE AGREEMENT

This Restricted Stock Purchase Agreement (the “Agreement”) is made as of ________, 2017, by and between Tivic Health Systems Inc., a California corporation (the “Company”), and ______________ (“Purchaser”).

1.            Sale of Stock. Subject to the terms and conditions of this Agreement, on the Purchase Date (as defined below) the Company will issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, _________ shares of the Company’s Common Stock (the “Shares”), at a price of $______ per share (the “Per Share Purchase Price”), for an aggregate purchase price of $________ (the “Purchase Price”), payable in cash. The term “Shares” refers to the purchased Shares and all securities received in replacement of or in connection with the Shares pursuant to stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares. As an inducement and additional consideration for the Company’s agreement to sell the Shares:

(a)            Purchaser hereby transfers and assigns to the Company (x) the business plan of the Company (the “Business Plan”), and (y) any and all right, title and interest the Purchaser has in the Company’s business and any Intellectual Property (as defined below), whether produced, developed or conceived to practice prior to or following the date of this Agreement, which is related to the Company’s business, as was previously and/or currently conducted and as contemplated to be conducted pursuant to the Business Plan or otherwise. For purposes hereof, “Intellectual Property” means: (i) United States and foreign patents, trademarks, copyrights and mask works, registrations and applications therefor, and rights granted upon any reissue, division, continuation or continuation-in-part thereof, (ii) trade secret rights arising out of the laws of any and all jurisdictions, (iii) ideas, inventions, concepts, technology, software, methods, processes, drawings, illustrations, writings know-how, show-how, trade names, domain names, web addresses and web sites, and all rights therein and thereto, (iv) any other intellectual property rights, whether or not registrable, and (v) licenses in or to any of the foregoing. Further, the Purchaser agrees to take all actions reasonably requested by the Company to assist the Company in effecting the foregoing transfer and in establishing, perfecting, defending, enforcing and protecting the Company’s rights in any of the above transferred items, including without limitation assisting in the prosecution of any patent applications included in or based upon the Intellectual Property.

(b)            Purchaser hereby represents and warrants that: (a) Purchaser has good and marketable title in and to the Intellectual Property; (b) no assignment, transfer, conveyance or sale of any interest in the Intellectual Property (or any intellectual property rights therein) has been made by Purchaser; and (c) none of the Intellectual Property is subject to any mortgage, security interest, lien, charge or other encumbrance. Purchaser further warrants and represents that Purchaser has full and entire right, power and authority to assign, transfer, convey and deliver, absolutely and forever, his interest in and to the Intellectual Property and that Purchaser will defend title thereto against the claims of any and all persons.

2.            Purchase. The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution of this Agreement by the parties or on such other date as the Company and Purchaser shall agree (the “Purchase Date”). On the Purchase Date, the Company shall, subject to the provisions of Section 3(c)(iv) hereof, deliver to Purchaser a certificate representing the Shares to be purchased by Purchaser (which shall be issued in Purchaser’s name) against payment of the Purchase Price therefore and delivery of a fully executed copy of this Agreement and the exhibits thereto, as applicable.

3.            Limitations on Transfer. In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, encumber, hypothecate, pledge or otherwise dispose of any interest in the Shares except in compliance with the provisions below and applicable securities laws.

(a)            Repurchase Option. _________ of the Shares shall initially be Unvested Shares, and shall only become Vested Shares in accordance with the provisions of Section 3(b) hereof. In the event of (A) Purchaser’s voluntary or involuntary Termination of Service of with the Company for any reason (including death or disability), with or without cause; or (B) upon an involuntary transfer of Shares contemplated pursuant to Section 3(e) hereof, the Company, or its assignee(s), as determined by the Board of Directors of the Company (the “Board”), shall upon the date of such termination (the “Termination Date”), or date of such involuntary transfer, as the case may be, and thereafter as herein contemplated, have an irrevocable, exclusive option (the “Repurchase Option”) to repurchase (x) all or any portion of the Unvested Shares held by Purchaser as of the Termination Date; and, (y) in the event of an involuntary transfer, all or a portion of the Shares which are the subject of an involuntary transfer, in each case, at a per share price equal to the Repurchase Option Purchase Price (as defined in Section 10 below). Purchaser hereby acknowledges that the Company has no obligation, either now or in the future, to repurchase any of the shares of Stock, whether vested or unvested, at any time. Further, Purchaser acknowledges and understands that, in the event that the Company repurchases Shares, the repurchase price may be less than the price Purchaser originally paid and that Purchaser bears any risk associated with the potential loss in value.

(b)            Vested Shares.

(i)            Time-Based Vesting. The Unvested Shares shall vest and become Vested Shares in a series of forty-eight (48) substantially equal monthly installments (rounded downward to the nearest whole share) commencing on the Vesting Commencement Date (defined below), and on each monthly anniversary thereafter, provided that no Termination of Service shall have occurred prior to each such date, so that all of the Shares shall all be Vested Shares upon the fourth (4th) anniversary of the Vesting Commencement Date. For the purposes of this Agreement, the “Vesting Commencement Date” shall be _________.

(ii)            Part-Time Employment and Leaves of Absence. If the Purchaser commences working on a part-time basis, or fails to commence working on a full-time basis after being so requested by the Company, then the Company may adjust the vesting schedule set forth in Subsection (i) above in accordance with the Company’s part-time work policy, or the terms of an agreement between the Purchaser and the Company pertaining to his part-time schedule, or as otherwise determined by the Board in its reasonable discretion. If the Purchaser goes on a leave of absence, then the Company may adjust the vesting schedule set forth in Subsection (i) above in accordance with the Company’s leave of absence policy or the terms of such leave. Except as provided in the preceding sentence, service shall be deemed to continue while the Purchaser is on a bona fide leave of absence, if (A) such leave was approved by the Company in writing; and (B) continued crediting of service is expressly required by the terms of such leave or by applicable law (as determined by the Company). Service shall be deemed to terminate when such leave ends, unless the Purchaser immediately returns to active work.

(iii)            Accelerated Vesting Upon Occurrence of Certain Circumstances. Notwithstanding the foregoing, all of the Unvested Shares shall vest and become Vested Shares upon the occurrence of certain circumstances, as follows:

(1)            Any Shares that are Unvested Shares on the date that is twelve (12) months after the consummation of a Change in Control of the Company shall vest and become Vested Shares on such date, provided that there has not been a Termination of Service of Purchaser prior to such date.

(2)            Upon Purchaser’s Involuntary Termination in connection with, or within twelve (12) months following, a Change in Control, any Shares that are Unvested Shares as of the date of such Involuntary Termination shall vest and become Vested Shares as of such date.

(c)            Exercise of Repurchase Option Following a Termination of Service. The Repurchase Option may be exercised by the Company, or its assignee, by written notice (the “Repurchase Notice”), at any time within twelve (12) months following the Termination Date (the “Purchase Period”) to Purchaser or Purchaser’s executor and, at the Company’s option, by delivery to Purchaser or Purchaser’s executor of the Repurchase Notice and payment of the Repurchase Option Purchase Price as provided in Section 3(c)(i) hereof with respect to the payment and payment schedule for Shares being repurchased (the “Repurchased Shares”). Upon delivery of such Repurchase Notice and payment of the Repurchase Option Purchase Price, the Company, or its assignee(s), shall become the legal and beneficial owner of the Repurchased Shares and all rights and interest therein or related thereto, and the Company, or its assignee(s), as the case may be, shall have the right to transfer to its own name the number of Repurchased Shares being repurchased by the Company, or its assignee, without further action by Purchaser. Shares repurchased by the Company as herein contemplated shall resume the status of authorized but unissued shares of Common Stock of the Company.

(i)            Payment of the Repurchase Option Purchase Price. Payment of the Repurchase Option Purchase Price as set forth in the Repurchase Notice(s) shall be made, at the option of the Company and/or its assignees, as the case may be, by delivering to Purchaser (or Purchaser’s executor) within ninety (90) days following delivery of a Repurchase Notice, either (A) a check for the full amount, or (B) ten percent (10%) of the Repurchase Option Purchase Price by check and a promissory note (“Promissory Note”) for the balance of the Repurchase Option Purchase Price set forth in the respective Repurchase Notice, which such Promissory Note shall provide for equal monthly payments of the principal over a period to be agreed upon by the parties. In the event the parties cannot agree on the terms of such Promissory Note, the balance shall be paid over a five (5) year period commencing not later than sixty (60) days after the ten percent (10%) down payment has been paid in cash. Any obligor on a Promissory Note shall have the right to prepay at any time all or any portion of the entire unpaid principal and accrued interest on thirty (30) days’ written notice to Purchaser, or any holder in due course of the Promissory Note, as the case may be. The Promissory Note shall bear simple interest at the lower of (x) the fixed rate of six percent (6%) accruing from the date of purchase, or (y) the highest rate permitted under applicable law. The Promissory Note shall provide for the acceleration of the maturity of the unpaid principal and interest upon default in the payment of any installment of principal or interest, at the option of the holder of the Promissory Note.

(ii)            Assignment of Repurchase Right. The Board may freely assign the Company’s Repurchase Option, in whole or in part. Any person who accepts an assignment of the Repurchase Option from the Company shall assume all of the Company’s rights and obligations under Sections 3(a), (b) and (c).

(iii)            Change in Control. In the event of a Change in Control of the Company then the Repurchase Option shall be assigned by the Company to any successor of the Company (or the successor’s parent) in connection with such Change in Control. To the extent that the Repurchase Option remains in effect following such a Change in Control, it shall apply to the new capital stock or other property received in exchange for the Shares upon consummation of the Change in Control, but only to the extent the Shares are at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise or deemed exercise of the Repurchase Option to reflect the effect of the Change in Control upon the Company’s capital structure; provided, however, that the aggregate Repurchase Option Purchase Price shall remain the same.

(iv)            Escrow. For purposes of facilitating the enforcement of the provisions of Section 3 hereof, Purchaser agrees, immediately upon receipt of the certificate(s) for the Shares subject to the Repurchase Option, to deliver such certificate(s), together with an Assignment Separate from Certificate in the form attached to this Agreement as Exhibit A executed by Purchaser and by Purchaser’s spouse (if required for transfer), in blank, to the Secretary of the Company, or the Secretary’s designee (the “Escrow Agent”), to hold such certificate(s) and Assignment Separate from Certificate in escrow and to take all such actions and to effectuate all such transfers and/or releases as are in accordance with the terms of this Agreement. These documents shall be held by the Escrow Agent pursuant to the Joint Escrow Instructions of the Company and the Purchaser set forth in Exhibit B attached to this Agreement, which instructions are incorporated into this Agreement by this reference, and which instructions shall also be delivered to the Escrow Agent after the Closing Purchaser hereby acknowledges that the Secretary of the Company, or the Secretary’s designee, is so appointed as the Escrow Agent with the foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is accordingly irrevocable. Purchaser agrees that the Escrow Agent shall not be liable to any party hereof (or to any other party). The Escrow Agent may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Purchaser agrees that if the Secretary of the Company, or the Secretary’s designee, resigns as Escrow Agent for any or no reason, the Board shall have the power to appoint a successor to serve as Escrow Agent pursuant to the terms of this Agreement.

(d)            Right of First Refusal.

(i)            Transfer Notice. If at any time Purchaser proposes to transfer any Shares to one or more third parties pursuant to an understanding with such third parties, then Purchaser shall give the Company written notice of Purchaser’s intention to make the transfer (the “Transfer Notice”), which Transfer Notice shall include (A) a description of the Shares to be transferred (“Offered Shares”); (B) the identity of the prospective transferee(s); and (C) the consideration and the material terms and conditions upon which the proposed transfer is to be made. The Transfer Notice shall certify that Purchaser has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed transfer.

(ii)            Company’s Option. The Company shall have an option for a period of 20 days from receipt of the Transfer Notice to elect to purchase the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice. The Company may exercise this purchase option and purchase all (or a portion of) the Offered Shares by notifying Purchaser in writing before expiration of the 20 day period as to the number of Offered Shares the Company wishes to purchase. If the Company gives Purchaser notice of its intent to purchase the Offered Shares, then the Company shall make payment for the Offered Shares by check or wire transfer against delivery of the Offered Shares to be purchased at the time and place agreed upon by the parties, which shall be no later than 45 days after the Company’s receipt of the Transfer Notice, unless the Transfer Notice contemplated a later closing date or unless the value of the purchase price has not yet been established pursuant to Section 3(d)(iii).

(iii)            Valuation of Property. If the purchase price specified in the Transfer Notice or Additional Transfer Notice is payable in property other than cash or evidence of indebtedness, the Company shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If Purchaser and the Company cannot agree on such cash value within 20 days after the Company’s receipt of the Transfer Notice, the valuation shall be made by an appraiser of recognized standing selected by Purchaser and the Company or, if they cannot agree on an appraiser within 30 days after the Company’s receipt of the Transfer Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by Purchaser and the Company, with half of the cost borne by the Company. If the time for the closing of the Company’s purchase has expired but for the determination of the value of the purchase price offered by the prospective transferee(s), then such closing shall held on or prior to the fifth business day after such valuation shall have been made pursuant to this Section 3(d)(iii). In the event that a party fails to appoint an appraiser within the time contemplated pursuant to this Section 3(d)(iii), the determination of the appraiser timely appointed by the Company or Purchaser, as the case may be, shall be determinative of the value of the property in question.

(iv)            Permitted Transfers. The provisions of Section 3(d) of this Agreement shall not apply to any transfer by Purchaser, with or without consideration, of any Shares (A) to the Immediate Family of Purchaser, or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary for the benefit of such persons, or to a trust the benefit of Purchaser, or to a charitable remainder trust; or (B) in connection with any bona fide gift (collectively, the “Permitted Transferees”); provided that in each case, such Transferee or assignee, prior to the completion of the transfer, shall have executed written agreements to be bound by and comply with all applicable provisions of this Agreement. Such transferred Shares shall remain subject to the restrictions of this Agreement, and such Transferee or assignee shall be treated as a “Purchaser” for purposes of this Agreement. Notwithstanding the foregoing or anything herein to the contrary, Purchaser shall not transfer any Shares to (x) any Person or Entity which, in the determination of the Company’s Board of Directors, directly or indirectly competes with the Company; or (y) any customer, distributor or supplier of the Company or its Affiliates, if the Company’s Board of Directors should determine that such transfer would result in such customer, distributor or supplier receiving information that would place the Company or its Affiliates at a competitive disadvantage with respect to such customer, distributor or supplier. Any such transfer shall be void ab initio.

(v)            Right of First Refusal in Bylaws. Notwithstanding anything in this Section 3 or elsewhere in this Agreement to the contrary, if at any time following the date hereof, the Company’s Bylaws contain provisions regarding the right of the Company to repurchase its securities from shareholders then, notwithstanding such provisions, the terms of this Agreement shall govern the rights of the Company and/or any other party to purchase Shares from Purchaser if and to the extent that there shall be a conflict between the provisions of this Agreement and the Company’s Bylaws.

(e)            Involuntary Transfer.

(i)            Company’s Repurchase Option Following an Involuntary Transfer. In the event, at any time after the date of this Agreement, of any transfer by operation of law or other involuntary transfer (including divorce or death, but excluding in the event of death a transfer to a Permitted Transferee) of all or a portion of the Vested or Unvested Shares by the record holder thereof, the Company, or its assignee, as determined by the Board, shall have the right to purchase all of such Shares transferred by Purchaser. Upon such a transfer, the person acquiring the Shares shall promptly notify the Secretary of the Company, in writing, of such transfer. The right to purchase such Shares shall be provided to the Company (or its assignee) for a period of thirty (30) days following receipt by the Company of written notice by the person acquiring the Shares.

(ii)            Price for Involuntary Transfer. With respect to any stock to be transferred pursuant to Section 3(e)(i), the purchase price payable by the Company shall be the Repurchase Option Purchase Price, and payment therefor shall be made by the Company to the Transferee in accordance with the provisions of Section 3(e)(iv) hereof.

(iii)            Valuation of Shares. The fair market value price per Share which is a Vested Share that shall be repurchased by the Company in accordance with the provisions of Section 3(e), shall be a price set by the Board that will reflect the current value of the stock of the Company, as of a date as of or about the date of such involuntary transfer, in terms of present earnings and future prospects of the Company, appropriately discounted or increased for any minority or control shareholdings of Purchaser’s Shares, as the case may be. The Company shall notify Purchaser (or Purchaser’s executor) of the price so determined. If Purchaser (or Purchaser’s executor) does not agree with the valuation as determined by the Board, Purchaser (or Purchaser’s executor) shall be entitled to have the valuation determined by an independent appraiser to be mutually agreed upon by the Company and Purchaser (or Purchaser’s executor) or, if they cannot agree on an appraiser within thirty (30) days following delivery of a repurchase notice by the Company, which includes the Board’s determination of the value of the Shares to be repurchased, each shall promptly, and in any event within thirty (30) days therefrom, select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The fees and expenses of appraisers herein contemplated shall be borne equally by the Company and Purchaser (or Purchaser’s estate). In the event that a party fails to appoint an appraiser within the time contemplated pursuant to this Section 3(e)(iii), the determination of the appraiser timely appointed by a party shall be determinative of the fair market value of the Shares to be repurchased for the purposes of this Agreement.

(iv)            Payment of the Repurchase Option Purchase Price. Payment of the Repurchase Option Purchase Price in respect of Shares involuntarily transferred may be made, at the option of the Company and/or its assignees, as the case may be, by delivering to Transferee (or Purchaser’s executor) within ninety (90) days after it receives notice of such involuntary transfer, either (A) a cashier’s check for the full amount; or (B) ten percent (10%) of the Repurchase Option Purchase Price by check and a Promissory Note for the balance of the Repurchase Option Purchase Price, which such Promissory Note shall provide for equal monthly payments of the principal over a period to be agreed upon by the parties. In the event the parties cannot agree on the terms of such Promissory Note, the balance shall be paid over a five (5) year period commencing not later than sixty (60) days after the ten percent (10%) down payment has been paid in cash. Any obligor on a Promissory Note shall have the right to prepay at any time all or any portion of the entire unpaid principal and accrued interest on thirty (30) days’ written notice to Transferee, or any holder in due course of the Promissory Note, as the case may be. The Promissory Note shall bear simple interest at the lower of (x) the fixed rate of six percent (6%) accruing from the date of purchase; or (y) the highest rate permitted under applicable law. The Promissory Note shall provide for the acceleration of the maturity of the unpaid principal and interest upon default in the payment of any installment of principal or interest, at the option of the holder of the Promissory Note.

(v)            Assignment. The Board may assign the Company’s right to purchase any part of the Shares pursuant to Section 3(e) in whole or in part to any shareholder or shareholders of the Company or other persons or organizations.

(f)            Restrictions Binding on Transferees. All Transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement. Any sale or transfer of the Shares shall be void unless the provisions of this Agreement are satisfied.

(g)            Termination of Rights. The Repurchase Option, Right of First Refusal, and the Company’s right to repurchase the Shares in the event of an involuntary transfer pursuant to Section 3(e) shall terminate upon the earlier to occur of (A) the first sale of the Common Stock of the Company to the general public, or other securities of the Company; or (B) a Change in Control, provided, however, that notwithstanding the foregoing, the Repurchase Option shall not terminate upon a Change in Control in the event that the Company, the acquiror, or an affiliate thereof (collectively, the “Acquiror”), shall require that Purchaser remain an Employee or Consultant, or become an employee of, or consultant to, Acquiror in respect to the business of the Company for the twelve (12) month period immediately following the consummation of the Change in Control (the “Transition Period”), for so long as the Acquiror agrees to pay Purchaser a monthly gross cash compensation that (prior to any applicable payroll and tax deductions and withholdings), is an amount not less than the annual salary and annual bonus in effect immediately prior to the consummation of the Change in Control (the “Required Compensation”), and the Repurchase Option, Right of First Refusal, and the Company’s right to repurchase the Shares in the event of an involuntary transfer pursuant to Section 3(e) shall lapse at the end of the Transition Period.

(h)            Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, including the Company’s initial public offering, the Purchaser or a Transferee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares without the prior written consent of the Company or its managing underwriter. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriter. In no event, however, shall such period exceed 180 days plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in the FINRA Rule of Conduct or Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules. The Market Stand-Off shall in any event terminate two years after the date of the Company’s initial public offering. In the event of the declaration of a stock dividend, a spin off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 3(h). This Section 3(h) shall not apply to Shares registered in the public offering under the Securities Act.

(i)            Adjustments to Stock. If, from time to time, during the term of the Repurchase Option there is any change affecting the Company’s outstanding Common Stock as a class that is effected without the receipt of consideration by the Company (through merger, consolidation, reorganization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, change in corporation structure or other transaction not involving the receipt of consideration by the Company), then any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser’s ownership of Shares shall be immediately subject to the Repurchase Option and be included in the word “Shares” for all purposes of the Repurchase Option with the same force and effect as the shares of the Shares presently subject to the Repurchase Option, but only to the extent the Shares are, at the time, covered by such Repurchase Option. While the total Repurchase Option Purchase Price shall remain the same after each such event, the Per Share Purchase Price of Shares upon exercise or deemed exercise of the Repurchase Option shall be appropriately adjusted.

4.            Parachute Payments.

(a)            If any payment or benefit Purchaser would receive pursuant to a Change in Control from the Company or otherwise (a “Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be reduced to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax; or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Purchaser’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless Purchaser elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the date on which the event that triggers the Payment occurs): reduction of cash payments; cancellation of accelerated vesting of stock awards; reduction of employee benefits. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of Purchaser’s stock awards unless Purchaser elects in writing a different order for cancellation.

(b)            The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

(c)            The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and Purchaser within 15 calendar days after the date on which Purchaser’s right to a Payment is triggered (if requested at that time by the Company or Purchaser) or such other time as requested by the Company or Purchaser. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, it shall furnish the Company and Purchaser with an opinion reasonably acceptable to Purchaser that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and Purchaser.

5.            Investment Representations. As an inducement to the Company to issue the Shares to Purchaser, and in order to establish the suitability for Purchaser of such an investment, Purchaser hereby makes the following representations and warranties, and authorizes the Company to rely upon the same:

(a)            Investment Intent. Purchaser is aware of and familiar with the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach a knowledgeable and informed decision to acquire the Shares. Purchaser is acquiring the Shares for investment for his own account, not for resale, without any intention of or view toward or for participating, directly or indirectly, in a distribution of the Shares or any portion thereof.

(b)            Representatives. Purchaser has consulted with such professional advisors (the “Representatives”), if any, as Purchaser has seen fit in connection with this proposed investment.

(c)            Experience. Purchaser and his Representatives, if any, have such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of his investment in the Shares.

(d)            Risks. Purchaser understands that an investment in the Company is speculative, that any possible profits therefrom are uncertain, and that he must bear the economic risks of the investment in the Company for an indefinite period of time. Purchaser is able to bear these economic risks and to hold the Shares for an indefinite period.

(e)            Information. Purchaser and his Representatives, if any, have received all information and data with respect to the Company which Purchaser or his Representatives have requested and have deemed relevant in connection with an evaluation of the merits and risks of this investment in the Company, and do not desire any further information or data with respect to the Company prior to the purchase of the Shares.

(f)            Securities Laws. Purchaser understands that (i) the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, that the Shares must be held by Purchaser indefinitely, and that Purchaser must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. Purchaser further understands that the Shares have not been registered under the “blue sky” laws of any state, including that the shares have not been qualified or a permit obtained for issuance of securities from the California Department of Corporations or any other agency of the State of California.

(g)            Transfers. Purchaser understands that the Shares may have to be held indefinitely unless they are subsequently registered under the Securities Act and qualified or registered under other applicable securities laws, rules and regulations, which is highly unlikely, or unless an exemption from such qualification or registration is available.

(h)            Legends. Purchaser understand and agrees that (i) the legends set forth in Section 6 will be placed on the certificate(s) evidencing the Shares and on certificate(s) issued to Transferees; (ii) the stock records of the Company will be noted with respect to such restrictions; (iii) the Company will not be under any obligation to register the Shares or to comply with any exemption available for sale of the Shares without registration; and (iv) the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 of the Securities Act are not now available and it is not likely that they will become available.

(i)            Further Limitations on Disposition. Without in any way limiting Purchaser’s representations set forth above, Purchaser further agrees that he shall in no event make any disposition of all or any portion of the Shares unless and until: (A)  There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or (B) (1) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (2) Purchaser shall have furnished the Company with an opinion of Purchaser’s counsel to the effect that such disposition will not require registration of such shares under the Securities Act, and (3) such opinion of Purchaser’s counsel shall have been reasonably concurred in by counsel for the Company and the Company shall have advised Purchaser of such concurrence.

(j)            Valuation of Shares. Purchaser understands that the Shares have been valued by the Board of Directors of the Company and that the Company believes this valuation represents a fair attempt at reaching an accurate appraisal of their worth. Purchaser understands, however, that the Company can give no assurances that the Purchase Price is in fact the fair market value of the Shares and that it is possible that the Internal Revenue Service could successfully assert that the value of the Shares on the date of purchase is greater than so determined.

(k)            No Tax Advice. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company or the Company’s counsel for any tax advice.

(l)            No Rights in or to Securities. Purchaser represents, warrants and agrees that the Shares represent all of the equity or other securities of the Company beneficially or of record held by Purchaser, and that, from and after the effective date of this Agreement, Purchaser shall neither have an interest in, nor any rights whatsoever to acquire any interests in, any securities of the Company.

6.            Restrictive Legends and Stop-Transfer Orders.

(a)            Legends. The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

(i)            “THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES AND CERTAIN REPURCHASE RIGHTS. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

(ii)            “THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(iii)            Any legend required to be placed thereon by the state law requirements of any state in the United States.

(b)            Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)            Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other Transferee to whom such Shares shall have been so transferred.

(d)            Removal of Legend. When all of the following events have occurred, the Shares then held by Purchaser will no longer be subject to the legend referred to in Section 6(a)(i): (i) the termination of the Right of First Refusal; (ii) the termination of the Repurchase Option; and (iii) the expiration or termination of the market standoff provisions of Section 3(h) (and of any agreement entered pursuant to Section 3(h)). After such time, and upon Purchaser’s request, a new certificate or certificates representing the Shares not repurchased shall be issued without the legend referred to in Section 6(a)(i), and delivered to Purchaser.

7.            No Employment Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser’s employment or consulting relationship, for any reason, with or without cause.

8.            Rights as Shareholder. With respect to the Shares, (i) Purchaser shall have the same voting rights as a holder of shares of the Company’s Common Stock; and (ii) Purchaser shall be entitled to the same dividends paid or declared on the Company’s Common Stock. Upon an exercise of the Repurchase Option or the Right of First Refusal, Purchaser shall have no further rights as a holder of the Shares so purchased, except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Purchaser shall promptly surrender the stock certificate(s) evidencing the Shares so purchased to the Company for transfer or cancellation. In furtherance of, and not in limitation of the foregoing, if the Repurchase Option or Right of First Refusal is exercised in accordance with Section 3 and the Company makes available the consideration for the Shares in respect thereof, then the person from whom such Shares are purchased shall no longer have any rights as a holder of the Shares (other than the right to receive payment of such consideration). Such Shares shall be deemed to have been purchased pursuant to Section 3, whether or not the certificate(s) for such Shares have been delivered to the Company or the consideration for such Shares has been accepted.

9.            Section 83(b) Election. Purchaser understands that Section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” means the right of the Company to buy back the Shares pursuant to the Repurchase Option set forth in Section 3 of this Agreement. Purchaser understands that Purchaser may elect to be taxed at the time the Shares are purchased, rather than when and as the Repurchase Option expires, by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within thirty (30) days from the date of purchase. Even if the fair market value of the Shares at the time of the execution of this Agreement equals the amount paid for the Shares, the election must be made to avoid income under Section 83(a) in the future. Purchaser understands that failure to file such an election in a timely manner may result in adverse tax consequences for Purchaser. Purchaser further understands that an additional copy of such election form should be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Purchaser acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Shares hereunder, and does not purport to be complete. Purchaser further acknowledges that the Company has directed Purchaser to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Purchaser may reside, and the tax consequences of Purchaser’s death.

Purchaser further agrees that Purchaser will execute and submit to the Company a copy of the 83(b) Election, attached hereto as Exhibit C. PURCHASER UNDERSTANDS THAT HE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF HIS PURCHASE OR DISPOSITION OF THE SHARES. PURCHASER REPRESENTS THAT HE HAS CONSULTED WITH ANY TAX ADVISER HE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT PURCHASER IS NOT RELYING ON THE COMPANY OR COMPANY COUNSEL FOR ANY TAX ADVICE. PURCHASER HEREBY ASSUMES ALL RESPONSIBILITY FOR FILING SUCH ELECTION AND PAYING ANY TAXES RESULTING FROM SUCH ELECTION OR FROM FAILURE TO FILE THE ELECTION AND PAYING TAXES RESULTING FROM THE LAPSE OF THE REPURCHASE RESTRICTIONS ON THE UNVESTED SHARES.

10.            Miscellaneous.

(a)            Definitions. The following defined terms shall have the meaning as set forth below:

(i)            “Affiliate” means:

(1)            any Parent or a Subsidiary of the Company; and

(2)            any entity described in Section 10(a)(i)(1) above, plus any other corporation, limited liability company, partnership or joint venture, whether now existing or hereafter created or acquired, with respect to which the Company beneficially owns more than fifty percent (50%) of: (x) the total combined voting power of all outstanding voting securities or (y) the capital or profits interests of a limited liability company, partnership or joint venture.

(ii)            “Change in Control” shall mean the occurrence of any of the following:

(1)            a merger or consolidation of the Company with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company or Parent outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity, outstanding immediately after such merger or consolidation;

(2)            a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all (i.e., 95% of the net book value) of the assets of the Company; or

(3)            any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities, provided, however, that notwithstanding anything herein to the contrary, the (a) sale of the Company’s securities to institutional or other investors in connection with capital raising activities; or (b) reincorporation of the Company into another jurisdiction; (c) transfer of voting securities of the Company to its or their Affiliates, or (d) a public offering of securities of the Company shall not, in each case, be a Change in Control for any purposes hereunder.

(iii)             “Consultant” means a person who performs bona fide services for the Company, or an Affiliate, as a consultant or advisor, excluding Employees and members of the Board of Directors.

(iv)             “Director” means a member of the Board.

(v)              “Employee” means a regular employee of the Company or an Affiliate, including an Officer or Director, who is treated as an employee in the personnel records of the Company or an Affiliate, but not individuals who are classified by the Company or an Affiliate as: (A) leased from or otherwise employed by a third party; (B) independent contractors, or (C) intermittent or temporary workers. The Company’s or an Affiliate’s classification of an individual as an “Employee” (or as not an “Employee”) for purposes hereof shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise. Neither service as a Director nor receipt of a director’s fee shall be sufficient to make a Director an “Employee.” Notwithstanding anything to the contrary herein set forth, a change in status from an Employee to a Consultant or from a Consultant to an Employee shall not constitute a Termination of Service for the purposes hereof, if and to the extent so determined by the Board. The Board, in its sole and absolute discretion, shall determine the effect of all other matters and issues relating to a Termination of Service.

(vi)             “Entity” means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association or any other entity.

(vii)            “Governmental Body” means any commission, court, tribunal, magistrate, or other similar recognized organization or body of any federal, state, county, municipal, local, or foreign government or other similar recognized organization or body exercising similar powers or authority.

(viii)           “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

(ix)              “Involuntary Termination” shall mean a Termination of Service by reason of:

(1)            Purchaser’s involuntary dismissal or discharge by the Company, or by the acquiring or successor entity (or parent or any subsidiary thereof employing the Purchaser) for reasons other than Misconduct (as defined below), or

(2)            Purchaser’s voluntary resignation following (x) a change in Purchaser’s position with the Company, the acquiring or successor entity (or parent or any subsidiary thereof) which materially reduces Purchaser’s duties and responsibilities or the level of management to which Purchaser reports; (y) a reduction in Purchaser’s level of compensation (including base salary, fringe benefits and target bonus under any performance based bonus or incentive programs) by more than ten percent (10%); or (z) a relocation of Purchaser’s principal place of employment by more than thirty (30) miles, provided and only if such change, reduction or relocation is effected without Purchaser’s written consent.

(x)               “Misconduct” means (A) the commission of any act of fraud, embezzlement or dishonesty by Purchaser which materially and adversely affects the business of the Company, the acquiring or successor entity (or parent or any subsidiary thereof); (B) any unauthorized use or disclosure by Purchaser of confidential information or trade secrets of the Company, the acquiring or successor entity (or parent or any subsidiary thereof) which materially and adversely affects the business of the Company, the acquiring or successor entity (or parent or any subsidiary thereof); or (C) any illegal act by Purchaser which materially and adversely affects the business of the Company, the acquiring or successor entity (or parent or any subsidiary thereof), or any felony committed by Purchaser, as evidenced by conviction thereof. The provisions of this Section shall not limit the grounds for the dismissal or discharge of Purchaser or any other individual in the service of the Company, the acquiring or successor entity (or parent or any subsidiary thereof).

(xi)              “Officer” means any person designated by the Board as an officer.

(xii)            “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(xiii)            “Person” means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such “Person” where the context so requires.

(xiv)            “Repurchase Option Purchase Price” means (A) the Per Share Purchase Price, for the Shares that are Unvested Shares as of such Termination Date or date of involuntary transfer, as the case may be; and (B) the fair market value thereof as of or about the date upon which the Repurchase Option is exercised, determined in accordance with the provisions of Section 3(e)(iii) hereof in the event of an involuntary transfer, for such Shares that are Vested Shares as of the date of involuntary transfer. The Per Share Purchase Price shall be adjusted if the Company shall at any time after the issuance, but prior to exercise of the Repurchase Option, subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, so that the Per Share Purchase Price shall forthwith be proportionately increased or decreased, in the case of a subdivision or a combination, as the case may be, provided, however, that the aggregate Repurchase Option Purchase Price shall remain the same. Any adjustment shall become effective at the close of business on the date the subdivision or combination becomes effective.

(xv)            “Right of First Refusal” shall mean the Company’s right of first refusal described in Section 3(d).

(xvi)           “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(xvii)          “Termination of Service” means:

(1)            With respect to Shares purchased by Purchaser in his or her capacity as an Employee, the time when the employer-employee relationship between Purchaser and the Company (or an Affiliate), or following a Change in Control, the acquiring or successor entity (or parent or any subsidiary thereof employing the Purchaser), is terminated for any reason, including, without limitation a termination by resignation, discharge, death or retirement;

(2)            With respect to Shares purchased by Purchaser in his or her capacity as a Director, the time when Purchaser ceases to be a Director for any reason, including without limitation a cessation by resignation, removal, failure to be reelected, death or retirement, but excluding cessations where there is a simultaneous or continuing employment of the former Director by the Company (or an Affiliate), or following a Change in Control, the acquiring or successor entity (or parent or any subsidiary thereof employing the Purchaser), and the Board expressly deems such cessation not to be a Termination of Service; and

(3)            With respect to Shares purchased by Purchaser in his or her capacity as a Consultant, the time when the contractual relationship between Purchaser and the Company (or an Affiliate), or following a Change in Control, the acquiring or successor entity (or parent or any subsidiary thereof employing the Purchaser), is terminated for any reason; and

(4)            With respect to Shares purchased by Purchaser in his or her capacity as an Employee or Director of, or Consultant to, an Affiliate, when such entity ceases to qualify as an Affiliate, unless earlier terminated as set forth above.

(xviii)          “Transferee” means any person to whom Purchaser has directly or indirectly transferred any Shares.

(xix)             “Vested Shares” shall mean the Shares that after the date of this Agreement vest, through the passage of time.

(xx)             “Unvested Shares” shall mean any Shares which have not become Vested Shares as of any date for determination thereof.

(b)            Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

(c)            Entire Agreement; Enforcement of Rights. This Agreement, and the Exhibits hereto sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(d)            Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is adjudged by a Governmental Body, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties agree that the Governmental Body, arbitrator, or mediator making such determination shall have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

(e)            Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(f)            Notices. All notices, consents, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received (i) when delivered personally; (ii) two (2) days following the day when deposited with a reputable, established overnight courier service for delivery to the intended addressee; (iii) five (5) days following the day when deposited with the United States Postal Service as first class, registered or certified mail, postage prepaid; and (iv) by electronic (email) transmission or facsimile, provided, however, that such email or facsimile is followed by delivery thereof in any of the manners set forth in clauses (i) through (iii) hereof, in each case, addressed as set forth below or such other address as such party may hereafter specify for the purpose by notice to the other parties hereto:

if to the Company, to:

Tivic Health Systems Inc.

750 Menlo Avenue, Suite 200

Menlo Park, California 94025

Attn: Chief Executive Officer

Facsimile No.: _____________

Email Address:

if to Purchaser, to:

__________________

__________________

__________________

Facsimile No.: _____________

Email Address: ________________

(g)            Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

(h)            Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all such counterparts together will constitute one and the same instrument.

(i)            Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

COMPANY:	Tivic Health Systems Inc.

By:
Name: Jennifer Ernst
Title: Chief Executive Officer

PURCHASER:
[NAME]
Social Security No.: ________________________

I, _____________________, spouse of __________, have read and hereby approve the foregoing Agreement. In consideration of the Company’s granting my spouse the right to purchase the Shares as set forth in the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or similar interest that I may have in the Shares shall be similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Spouse of [NAME]

EXHIBIT A

Assignment Separate From Certificate

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Purchase Agreement between the undersigned (“Purchaser”) and Tivic Health Systems Inc., a California corporation (the “Company”), dated _________, 2017 (the “Agreement”), Purchaser hereby sells, assigns and transfers unto the Company _________________________ (________) shares of the Common Stock of the Company standing in Purchaser’s name on the Company’s books and represented by Certificate No. _____, and does hereby irrevocably constitute and appoint __________________________ Attorney to transfer said stock on the books of the Company with full power of substitution in the premises. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE EXHIBITS THERETO.

Dated: ________________

Spouse of [NAME]

Instruction: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its repurchase option set forth in the Agreement without requiring additional signatures on the part of Purchaser.

EXHIBIT B

JOINT ESCROW INSTRUCTIONS

________________

Tivic Health Systems Inc.

750 Menlo Avenue, Suite 200

Menlo Park, California 94025

Attn: Corporate Secretary

Dear Secretary:

As Escrow Agent for both Tivic Health Systems Inc., a California corporation (the “Company”), and _________ (the “Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement (the “Agreement”), dated as of ______, 2017, to which a copy of these Joint Escrow Instructions is attached, in accordance with the following instructions:

In the event that the Company and/or any assignee of the Company (referred to collectively for convenience herein as the “Company”) exercises the Repurchase Option set forth in the Agreement, the Company shall give to the Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. The Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company against the simultaneous delivery to you of the purchase price (by check or such other form of consideration mutually agreed to by the parties) for the number of shares of stock being purchased pursuant to the exercise of the Repurchase Option.

The Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. The Purchaser does hereby irrevocably constitute and appoint you as his or her attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated. Subject to the provisions of this paragraph 3, the Purchaser shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

Upon written request of the Purchaser after each successive one-year period from the date of the Agreement, unless the Repurchase Option has been exercised, you will deliver to the Purchaser a certificate or certificates representing so many shares of stock remaining in escrow as are not then subject to the Repurchase Option. On the date that is not more than 370 days after the date of the Purchaser’s Termination of Service (as defined in the Agreement) to the Company terminates, you will deliver to the Purchaser a certificate or certificates representing the aggregate number of shares sold and issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to the exercise of the Repurchase Option.

If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to the Purchaser, you shall deliver all of same to the Purchaser and shall be discharged of all further obligations hereunder.

Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for the Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

The Company and the Purchaser hereby jointly and severally expressly agree to indemnify and hold harmless you and your designees against any and all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys’ fees and expenses of investigation and defense incurred or suffered by you and your designees, directly or indirectly, as a result of any of your actions or omissions or those of your designees while acting in good faith and in the exercise of your judgment under the Agreement, these Joint Escrow Instructions, exhibits hereto or written instructions from the Company or the Purchaser hereunder.

You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Company shall reimburse you for any such disbursements.

Your responsibilities as Escrow Agent hereunder shall terminate if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

You are expressly authorized to delegate your duties as Escrow Agent hereunder to the law firm of Procopio, Cory, Hargreaves & Savitch LLP, or any other law firm, which delegation, if any, may change from time to time and shall survive your resignation as Escrow Agent.

If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or four days following deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid and return receipt requested, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by written notice to each of the other parties hereto.

COMPANY:	Tivic Health Systems Inc.
750 Menlo Avenue, Suite 200
Menlo Park, California 94025

PURCHASER:	__________________
__________________
__________________

ESCROW AGENT:	__________________
__________________
__________________
__________________

By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

Very truly yours,

Tivic Health Systems Inc.,
a California corporation

By:
Name: Jennifer Ernst
Title: Chief Executive Officer

PURCHASER:

[NAME]

(Signature)

ESCROW AGENT

[NAME], [TITLE]

EXHIBIT C

SECTION 83(b) Election Form and Instructions

THE ATTACHED FORM IS BEING PROVIDED TO YOU, THE PURCHASER, SOLELY FOR YOUR CONVENIENCE. THE COMPANY MAKES NO REPRESENTATION OR WARRANTY AS TO ITS ADEQUACY OR APPROPRIATENESS. ANY DECISION BY YOU TO FILE AN ELECTION PURSUANT TO SECTION 83(b) MUST BE MADE SOLELY IN RELIANCE ON THE ADVICE OF YOUR PERSONAL TAX ADVISOR(S) AND NOT ON ANY STATEMENT OR REPRESENTATION BY THE COMPANY OR ITS AGENTS.

Instructions For Filing Elections

Attached is a form of election under Section 83(b) of the Internal Revenue Code. If you wish to make the election, you should complete, sign and date the election and then proceed as follows:

A.            Make 4 copies of the completed election.

B.            Mail the signed original election, and one copy of such election, to the IRS Service Center where you file your federal income tax and include a return, self-addressed, stamped envelope with the election (the IRS will send you a stamped copy, which is your only proof that a filing has been made). This should be mailed via certified mail, return receipt requested. This election should be sent immediately, as you have only 30 days from the date of purchase to make the election; no waivers, late filings or extensions are permitted. For your convenience, a form of cover letter to the IRS is attached hereto.

C.            Deliver one copy of the completed election to the Company’s chief executive officer for the Company’s files.

D.            Attach one copy of the election to your IRS Personal Income Tax Return (Form 1040) when you file it next year.

E.            Attach one copy of the election to your California income tax return (Form 540) when you file it next year (assuming you file a California income tax return).

F.            Retain one copy of the election for your personal permanent records.

A separate Section 83(b) election is not required to be filed in California if you file a federal Section 83(b) election.

It is your responsibility, not the Company’s, to make sure that the election is properly mailed to the taxing authorities and attached to your tax return filed next year.

Within 30 days after the date of purchase, this election must be filed with the Internal Revenue Service Center where the Purchaser files his or her federal income tax returns. The filing should be made by registered or certified mail, return receipt requested. The Purchaser must (a) file a copy of the completed form with his or her federal tax return for the current tax year and (b) deliver an additional copy to the Company.

Section 83(b) Election

This statement is made under Section 83(b) of the Internal Revenue Code of 1986, as amended, pursuant to Treasury Regulations Section 1.83-2.

(1)	The taxpayer who performed the services is:

Name:

Address:

Social Security No.: _______________________

(2)	The property with respect to which the election is made is ___________ shares of Common Stock of Tivic Health Systems Inc., a California corporation (the “Company”).

(3)	The property was transferred on __________, 2017.

(4)	The taxable year for which the election is made is the calendar year 2017.

(5)	The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer’s service with the issuer is terminated.

(6)	The fair market value of such property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $0.0001 per share of Common Stock.

(7)	The amount paid for such property is $_______ per share of Common Stock.

(8)	A copy of this statement was furnished to the Company.

(9)            This statement is executed on ________________, 2017.

Spouse of [NAME]	[NAME]

Social Security No.: _________________

Within 30 days after the date of purchase, this election must be filed with the Internal Revenue Service Center where the Purchaser files his or her federal income tax returns. The filing should be made by registered or certified mail, return receipt requested. The Purchaser must (a) file a copy of the completed form with his or her federal tax return for the current tax year and (b) deliver an additional copy to the Company.